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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT


In accordance with Rule 13D-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common shares of Microdyne Corporation, and further agree that this Joint Filing Agreement may be included as an Exhibit to such Joint Filing. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement.



Date: December 5, 1996             By:  /s/ Philip T. Cunningham
                                       -------------------------------------
                                            Philip T. Cunningham



                                    Philip T. Cunningham 1996 Grantor Retained
                                    Annuity Trust



Date: December 5, 1996            By:  /s/ Philip T. Cunningham
                                      -------------------------------------
                                           Philip T. Cunningham
                                           Sole Trustee